UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Act of 1934

Date of Report (Date of earliest event reported): August 2, 2011

INFINITY PROPERTY AND CASUALTY CORPORATION

(Exact name of Registrant as specified in its Charter)

Ohio	000-50167	03-0483872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

3700 Colonnade Parkway, Birmingham, Alabama		35243
(Address of Principal Executive Offices)		(Zip Code)

(205) 870-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2011, the Board agreed to enter into new employment agreements (the “New Employment Agreements”) with James R. Gober, Chairman, Chief Executive Officer and President; Glen N. Godwin, Senior Vice President, Business Development; Scott C. Pitrone, Senior Vice President, Product Management; Samuel J. Simon, Executive Vice President, General Counsel and Assistant Secretary; and Roger Smith, Executive Vice President, Chief Financial Officer and Treasurer. The New Employment Agreements supersede the existing employment agreements (the “Old Employment Agreements”) dated July 31, 2007 and set forth on Exhibits 10.3 through 10.7 to the Company’s 8-K filed with the SEC on August 3, 2007, as amended for Mr. Gober on May 18, 2009 and set forth on Exhibit 10 to the Company’s 8-K filed with the SEC on May 21, 2009, and as amended for Messrs. Godwin, Pitrone, Simon and Smith on May 26, 2010 and set forth on Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to the Company’s 8-K filed with the SEC on June 1, 2010. The term of each New Employment Agreement is August 2, 2011 through August 2, 2014. The material differences between each officer’s New Employment Agreement and Old Employment Agreement are summarized below, which summary is qualified in its entirety by the full text of the New Employment Agreements for Messrs. Gober, Godwin, Pitrone, Simon and Smith that are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Form 8-K and incorporated by reference as if fully set forth herein:

The New Employment Agreement for each of these officers:

-	Maintains the officer’s current salary and bonus level opportunity;

-	Expands the definition of termination of employment for “Cause” (as that term is defined in each officer’s New Employment Agreement) to include breach by the officer of the covenants contained in Article IV of the New Employment Agreement and refusal of the officer to follow reasonable and lawful directives of the Board of Directors or, in the case of Messrs. Godwin, Pitrone, Simon and Smith, the Chief Executive Officer without a valid reason for such refusal;

-	Expands the definition of termination of employment by the officer for “Good Reason” (as that term is defined in each officer’s New Employment Agreement) to include the failure of a successor to assume the Company’s obligations under the New Employment Agreement; and

-	Reduces the coverage period for certain employee benefit programs from twenty-four (24) months to eighteen (18) months in the event of termination of employment by the Company “Without Cause” or by the officer for “Good Reason” (as those terms are defined in each officer’s New Employment Agreement)

The New Employment Agreements for Messrs. Godwin, Pitrone, Smith and Simon also:

-	Increase the post-termination non-compete period from twelve (12) months under the Old Employment Agreements to twenty-four (24) months, which is the same period as contained in Mr. Gober’s New Employment Agreement; and

-	Eliminate the provision providing for an automatic one (1) year renewal of the term in the absence of notice from the Company.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. N/A

(b)	Pro forma financial information. N/A

(c)	Shell company transactions. N/A

(d)	Exhibits. See Exhibit Index immediately following the signature page hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INFINITY PROPERTY AND CASUALTY CORPORATION

BY:	/s/ Samuel J. Simon
Samuel J. Simon
Executive Vice President, General Counsel and Assistant Secretary

August 8, 2011

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement for Mr. Gober

10.2	Employment Agreement for Mr. Godwin

10.3	Employment Agreement for Mr. Pitrone

10.4	Employment Agreement for Mr. Simon

10.5	Employment Agreement for Mr. Smith